Exhibit 24.1

BURLINGTON NORTHERN SANTA FE, LLC

POWER OF ATTORNEY

February 12, 2010

WHEREAS, on February 12, 2010, pursuant to the Agreement and Plan of Merger, dated as of November 2, 2009, by and among Burlington Northern Santa Fe Corporation (the “Company”), Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), and R Acquisition Company, LLC, a Delaware limited liability company wholly owned by Berkshire (the “Merger Subsidiary”), the Company merged with and into the Merger Subsidiary, with the Merger Subsidiary surviving as a wholly owned subsidiary of Berkshire (the “Merger”);

WHEREAS, upon consummation of the Merger, the Merger Subsidiary changed its name to “Burlington Northern Santa Fe, LLC” (“BNSF”);

WHEREAS, BNSF, as the successor to the Company, will file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, post-effective amendments (the “Post-Effective Amendments”) to the Company’s registration statements on Form S-8 having the following file numbers (the “Registration Statements”):

333-135897 333-135894 333-135893 333-133434 333-118732 333-108384 333-59854 333-77615 333-19241 333-03277 333-03275 033-63255 033-63253 033-63249 033-63247	033-62945 033-62941 033-62943 033-62939 033-62937 033-62825 033-62827 033-62829 033-62831 033-62833 033-62835 033-62837 033-62839 033-62841 033-62823

WHEREAS, upon the completion of filing the foregoing Post-Effective Amendments, BNSF will cause to be deregistered all shares of the Company’s common stock under the above Registration Statements which remain unsold as of the effective time of the Merger; and

WHEREAS, the undersigned serve BNSF in the capacities indicated.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints each of Roger Nober and James H. Gallegos as his or her lawful attorney-in-fact and agent with full power of substitution and reconstitution, to act on behalf of the undersigned, in the name, place and stead of the undersigned, and to sign his or her name, in the capacity or capacities set forth below, to the Post-Effective Amendments to the Registration Statements set forth above, and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent may or shall lawfully do or cause to be done by virtue hereof.

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IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned this 12th day of February, 2010.

/s/ Matthew K. Rose	/s/ Thomas N. Hund
Matthew K. Rose President, Chief Executive Officer (Principal Executive Officer) and Manager	Thomas N. Hund Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Manager
/s/ Carl R. Ice	/s/ John P. Lanigan, Jr.
Carl R. Ice Executive Vice President, Chief Operations Officer and Manager	John P. Lanigan, Jr. Executive Vice President, Chief Marketing Officer and Manager
/s/ Roger Nober	/s/ Julie A. Piggott
Roger Nober Executive Vice President Law and Secretary and Manager	Julie A. Piggott Vice President and Controller